Exhibit 5.1

June 1, 2021

ProPetro Holding Corp.

1706 S. Midkiff

Midland, Texas 79701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for ProPetro Holding Corp., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of preferred stock, par value $0.001 per share, of the Company, in one or more series (the “Preferred Stock”); and (ii) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock” and together with the Preferred Stock, the “Securities”); and (b) by the selling stockholder named in the Registration Statement (the “Selling Stockholder”), of up to 16,600,000 shares of Common Stock (the “Resale Common Stock”).

We have also participated in the preparation of a prospectus relating to the Securities (the “Primary Prospectus”) and a prospectus relating to the Resale Common Stock (the “Secondary Prospectus” and, together with the Primary Prospectus, the “Prospectuses”) each of which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectuses, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement to the applicable Prospectus; (vi) one or more prospectus supplements to the applicable Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any securities issuable upon conversion, exchange or exercise of any Preferred Stock being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (ix) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Secondary Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock, when both (A) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

2.	With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable; and

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3.	The shares of Resale Common Stock proposed to be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.